Exhibit 10.1

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$1,360,100.00	04-07-2020	04-07-2022	511441526	410	PRO DI00	06618

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower:	PRO-DEX, INC. 2361 MCGAW AVENUE IRVINE, CA 92614	Lender:	MINNESOTA BANK & TRUS MINNETONKA 9800 Bren Road East, Suite 200 Minnetonka, MN 55343-6400 (952) 936-7800

Principal Amount: $1,360,100.00	Date of Note: April 7, 2020

PROMISE TO PAY.   PRO-DEX, INC. (“Borrower”) promises to pay to MINNESOTA BANK & TRUST (“Lender”), or order, in lawful money of the United State of America, the principal amount of One Million Three Hundred Sixty Thousand One Hundred & 00/100 Dollars ($1,360,100), together with interest on the unpaid principal balance from April 7, 2020, until paid in full.

PAYMENT. Borrower will pay this loan in accordance with the following payment schedule, which calculates interest on the unpaid principal balance as described in the “INTEREST CALCULATION METHOD” paragraph using the interest rates described in this paragraph: 17 monthly consecutive principal and interest payments of $76,542.32, each, beginning November 7, 2020, with interest calculated on the unpaid principal balances using an interest rate of 1.000%; and one principal and interest payment of $76,542.41 on April 7, 2022, with interest calculated on the unpaid principal balances using an interest rate of 1.000%.  This estimated final payment is based on the assumption that all payments will be made exactly as scheduled; the actual final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts under this Note.  Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; and then to any escrow or reserve account payments as required under any mortgage, deed of trust, or other security instrument or security agreement securing this Note..  Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/365 simple interest basis; that is, by applying the ratio of the interest rate over the number of days in a year (365 for all years, including leap years), multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.  All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due.  Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language.  If Borrower sends such a payment, Lender may accept it without losing any of lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communication concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: MINNESOTA BANK & TRUST, MINNETONKA, 9800 BREN ROAD EAST, SUITE 200, MINNETONKA, MN 55343-6400.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the total sum due under this Note will continue to accrue interest at the interest rate under this Note, with the final interest rate described in this Note applying after maturity, or after maturity would have occurred had there been no default.  However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is falser or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by ay creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor of forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and the Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay.  Borrower will pay Lender that amount.  This includes, subject to any limits under applicable law, Lender’s reasonable attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including reasonable attorneys’ fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower will also pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counteraction brought by either Lender or Borrower against the other.

WHEN FEDERAL LAW APPLIES. When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

DISHONORED ITEM FEE. Borrower will pay a fee to lender of $15.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account).  This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or offset all sums owing on the debt against any and all such accounts.

COLLATERAL. This loan is unsecured.

ERRORS AND OMISSIONS AGREEMENT.

The undersigned Borrower, for and in consideration of Lender funding the closing of this Loan, agrees to the following terms and conditions:

1.

If any loan document, including but not limited to the Note, Mortgage, Security Agreement, Assignment of Rents, and/or Business Loan Agreement, is lost, misplaced, inaccurate or missing signatures, Borrower agrees to execute, acknowledge, initial, and deliver to Lender any item necessary to replace and/or correct the documents.

2.

Borrower agrees to deliver the corrected loan documents within ten (10) days after receipt.

3.

If Borrower fails or refuses to execute, acknowledge, initial, and or deliver the documents within ten (10) days after being requested to do so, Borrower agrees to be liable for all costs which Lender sustains, including but not limited to all reasonable attorney fees.

The undersigned Borrower hereby agrees to comply with the terms and conditions of this agreement.

IMPORTANT INFORMATION ABOUT PROCEDURES TO OPEN A NEW ACCOUNT.  To help the government fight the funding of terrorism and money laundering activities, U.S. Federal law requires financial institutions to obtain, verify, and record information that identifies each person (individuals and businesses) who opens an account.  What this means for you: When you open an account, we will ask for your name, address, date of birth and other information that will also us to identify you. We may also ask for your driver’s license or other identifying documents.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. In addition, Lender shall have all the rights and remedies provided in the related documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower shall not affect Lender’s right to declare a default and to exercise its rights and remedies. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor.  Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability.  All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.  The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

PRO-DEX, INC.

By: /s/ Richard L. Van Kirk RICHARD L. VAN KIRK, Chief Executive Officer of PRO-DEX, INC.

LENDER:

MINNESOTA BANK & TRUST

By: /s/ Eric P. Gundersen

Authorized Signer

EXHIBIT TO LOAN

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$1,360,100.00	04-07-2020	04-07-2022	511441526	410	PRO DI00	06618

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower:	PRO-DEX, INC. 2361 MCGAW AVENUE IRVINE, CA 92614	Lender:	MINNESOTA BANK & TRUS MINNETONKA 9800 Bren Road East, Suite 200 Minnetonka, MN 55343-6400 (952) 936-7800

Loan Amount

If the amount of the Note is different than the amount reflected in your PPP Loan Application, by signing the Note and returning it to us, you acknowledge and agree that the loan amount reflected in your application is hereby amended to be the amount of the Note and re-affirm all representations and certifications made in your application based on the amount and as of the date of this Note.

Loan Forgiveness

While the PPP loan program allows for all or part of this loan to be forgiven by the SBA, whether the forgiveness will be granted and in what amount is subject to an application to, and approval by, the SBA and may also be subject to further requirements in any regulations and guidelines the SBA may adopt. As a result, we make no representation and can give no assurance that your loan will be forgiven.

***IMPORTANT***

Absent a default, all payments due from the Borrower under the Note will be deferred for 6 months following the date of the Note, thereafter, the remaining principal balance and accrued interest shall be payable in 17 equal monthly installments of principal and interest, beginning in the 7th month following the date of the Note, and a final payment on the 2nd anniversary of the date of the Note in the amount of all remaining principal, interest and other amounts payable under the Note.

BORROWER:

PRO-DEX, INC.

By: /s/ Richard L. Van Kirk RICHARD L. VAN KIRK, Chief Executive Officer of PRO-DEX, INC.